UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 28, 2006
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
525 University Avenue
Suite 700
Palo Alto, CA 94301
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 289-3060
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 28, 2006, Hercules Technology Growth Capital, Inc. (the “Company”), entered into the Third Amendment to the Sale and Servicing Agreement among the Company, Hercules Funding Trust I, Hercules Funding LLC, U.S. National Bank Association, Lyon Financial Services, Inc. and Citigroup Global Markets Realty Corp. (the “Third Amendment”).
     The Third Amendment renews the term of the Company’s $125.0 million securitized credit facility until July 31, 2007. All other terms of the Sale and Servicing Agreement remain in full force and effect.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the description under Item 1.01 for a description of the Company’s amended Sale and Servicing Agreement, which discussion is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amendment to Sale and Servicing Agreement dated July 28, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2006	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ Scott Harvey

Scott Harvey Chief Legal Officer

Exhibit Index

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amendment to Sale and Servicing Agreement dated July 28, 2006